UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:   April 30, 2003

Date of Earliest Event Reported:   April 30, 2003

DEPARTMENT 56, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11908	13-3684956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN  55344

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 944-5600

Item 5.            Other Events.

A copy of the Company Press Release, dated April 30, 2003, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Management anticipates that if its full-year fiscal 2003 earnings per share is realized that:

(1)                       the Company’s cash balances at 2003 year-end or during the first quarter of fiscal 2004 will be in an amount at least equal to the Company’s current portion of long-term debt at April 5, 2003; and

(2)                       approximately mid-teen percent and single-digit percent of full-year fiscal 2003 consolidated Net Sales and Income from Operations, respectively, will be attributable to the Company’s Retail Operations segment.

Notes concerning forward-looking statements:

The foregoing disclosures (including the press release filed herewith) contain forward-looking statements about the Company’s performance.  These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance.  Any conclusions or expectations expressed in, or drawn from, the foregoing disclosures or other statements in the press release filed herewith concerning matters that are not historical corporate financial results are forward-looking statements that involve risks and uncertainties.  Actual results may vary materially from forward-looking statements and the assumptions on which they are based.  The Company undertakes no obligation to update or publish in the future any forward-looking statements.  Also, please read the bases, assumptions and factors set out in Item 7 in the Company’s Form 10-K for 2002 dated March 17, 2003 and filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein or in the press release filed herewith.

Item 7.            Financial Statements and Exhibits.

99.1                Press Release, dated April 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPARTMENT 56, INC.

/s/ Timothy J. Schugel
Timothy J. Schugel
Executive Vice President and Chief Financial Officer

Dated: April 30, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 30, 2003.